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                              SECURITY AGREEMENT


      THIS SECURITY AGREEMENT dated as of July 31, 2009 ("SECURITY AGREEMENT"), is made by and among MERRIMAN CURHAN FORD GROUP, INC., a Delaware corporation (the "GRANTOR"), and First Bank & Trust as Custodian of Ronald L. Chez IRA (the "SECURED PARTY").

                                   RECITALS

      A. The Secured Party has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (collectively, the "LOAN") as evidenced by that certain Secured Promissory Note executed by Grantor in favor of the Secured Party (the "NOTE") dated of even date herewith, by and between Grantor and the Secured Party.

      B. The Secured Party is willing to make the Loan to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered this Security Agreement to the Secured Party.

      C. The Grantor's obligations under the Note are not guaranteed by the Grantor's Subsidiaries and the assets of the Grantor's Subsidiaries are not subject to this Security Agreement.

      D. Grantor is a party to a security agreement (the "PRIOR SECURITY AGREEMENT") with holders of the notes issued pursuant to the Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), by and among the Company and the purchasers set forth on Schedule A thereto, dated June 1, 2009.

                                   AGREEMENT

      NOW, THEREFORE, in order to induce the Secured Party to make the Loan and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Grantor hereby represents, warrants, covenants and agrees as follows:

      1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

      "BANKRUPTCY CODE" means Title XI of the United States Code.

      "COLLATERAL" shall have the meaning assigned to such term in SECTION 2 of this Security Agreement.

      "CONTRACTS" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel


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Paper, Documents or Instruments), whether in written or electronic form, in or under which a Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

      "COPYRIGHT LICENSE" means any agreement, whether in written or electronic form, in which a Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether a Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which a Grantor has obtained the exclusive right to use a copyright owned by a third party.

      "COPYRIGHTS" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of a Grantor) by a Grantor or in which a Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of a Grantor) or acquired by a Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

      "EVENT OF DEFAULT" means any "Event of Default" as defined in the Note.

      "INTELLECTUAL PROPERTY" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by a Grantor or in which a Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

      "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by a Grantor or in which a Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

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      "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "PATENT LICENSE" means any agreement, whether in written or electronic form, in which a Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether a Grantor is the licensee or the licensor thereunder).

      "PATENTS" means all of the following in which a Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

       "PERMITTED LIEN" means: (a) any Liens granted in settlement of litigation to litigants, former litigants or potential litigants, to (i) proceeds of insurance litigation and the Fidelity insurance policy; and (ii) any and all commercial tort claims held by Grantor, including, but not limited to, insurance litigation and the Fidelity insurance policy; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party's security interests; (c) Liens (i) upon or in any Equipment acquired or held by a Grantor to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of a Grantor's business if such are otherwise permitted under this Security Agreement and do not interfere in any material respect with the business of such Grantor; (e) any right, title or interest of a licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (f) Liens arising from judgments, decrees or attachments; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of a Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens on equipment leased by a Grantor pursuant to an operating lease in the ordinary course of such Grantor's business (including proceeds


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thereof and accessions thereto), all incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); (k) any Lien approved in advance in writing by the Secured Party; and (l) liens granted pursuant to the Prior Security Agreement.

      "SECURED OBLIGATIONS" means (a) the obligation of a Grantor to repay the Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), such Secured Party's Loan; (b) the obligation of a Grantor to pay any fees, costs or expenses of the Secured Party under the Note, or this Security Agreement; and (c) all other indebtedness, liabilities and obligations of Grantor to the Secured Party, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

      "SECURITY AGREEMENT" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

      "TRADEMARK LICENSE" means any agreement, whether in written or electronic form, in which a Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether a Grantor is the licensee or the licensor thereunder).

      "TRADEMARKS" means any of the following in which a Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "MARKS"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

      "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of Delaware) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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      In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account" (including health-care-insurance receivables), "Account Debtor", "Chattel Paper" (including tangible and electronic chattel paper), "Commercial Tort Claims", "Commodity Account", "Deposit Account", "Documents", "Equipment" (including all accessions and additions thereto), "Fixtures", "General Intangible" (including payment intangibles and software), "Instrument", "Inventory" (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), "Investment Property" (including securities and securities entitlements), "Letter-of-Credit Right" (whether or not the letter of credit is evidenced by a writing), "Payment Intangibles", "Proceeds", "Promissory Notes", "Securities Account", and "Supporting Obligations". Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by a Grantor.

      2. GRANT OF SECURITY INTEREST. Certain provisions of this Security Agreement might conflict with or violate the terms of the Prior Security Agreement unless any such conflicts are waived by the secured parties under the Prior Security Agreement. Grantor hereby covenants to use commercially reasonable efforts to obtain such waivers promptly. This Security Agreement shall be not be effective until and unless such waivers are obtained from all secured parties under the Prior Security Agreement. Upon delivery of such waivers to Secured party, this Security Agreement shall become effective without further action on the part of the parties hereto. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Party to cause the Loan to be made, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party, a security interest in all of such Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "COLLATERAL"):


            (A) All Accounts of Grantor;

            (B) All Chattel Paper of Grantor;

            (C) All Contracts of Grantor;

            (D) All Deposit Accounts of Grantor;

            (E) All Documents of Grantor;

            (F) All Equipment of Grantor;

            (G) All Fixtures of Grantor;

            (H) All General Intangibles of Grantor, including, without limitation, Payment Intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential


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information, inventions (whether or not patentable), procedures, know-how, models and data;

            (I) All Instruments of Grantor, including, without limitation, Promissory Notes;

            (J) All Investment Property of Grantor;

            (K) All Letter-of Credit Rights of Grantor;

            (L) All Supporting Obligations of Grantor;

            (M) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

            (N) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

            (O) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

                  Notwithstanding the foregoing provisions of this SECTION 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: (a) any and all proceeds of insurance litigation and the Fidelity insurance policy; (b) any and all commercial tort claims held by Issuer, including, but not limited to, the insurance litigation and the Fidelity insurance policy, (c) "intent-to-use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (d) any Contract, Instrument or Chattel Paper in which a Grantor has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of such Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Contract, Instrument or Chattel Paper or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy
Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Grantor shall be deemed to


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have granted a security interest in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party's unconditional continuing security interest in and to all rights, title and interests of the Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper; or (e) any Equipment subject to Permitted Liens in cases where the secured party has prohibited additional Liens.

      3. RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

            (A) Notwithstanding anything contained in this Security Agreement to the contrary, the Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. No Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

            (B) The Secured Party authorizes the Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and the Secured Party may, upon the occurrence and during the continuation of any Event of Default, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of the Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (C) The Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Secured Party and that payments shall be made directly to the Secured Party. Upon the request of the Secured Party, the Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in

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respect of such Instruments and obligors in respect of such Chattel Paper.
Upon the occurrence and during the continuance of any Event of Default, Secured Party may communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to such Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

      4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to the Secured Party that:

            (A) Except for the security interest granted to the Secured Party under this Security Agreement, the security interest granted under the Prior Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

            (B) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except for those granted pursuant to the Prior Security Agreement and other Permitted Liens.

            (C) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and will create a legal and valid security interest in the Collateral in which Grantor later acquires rights.

            (D) Grantor's taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. If Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the State (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on the signature page hereof. The Collateral, other than Deposit Accounts, Securities Accounts, Commodity Accounts and motor vehicles and other mobile goods of the type contemplated in Section 9103(3)(a) of the UCC, is presently located at such address and at such additional addresses set forth on SCHEDULE A attached hereto.

            (E) The name and address of each depository institution at which Grantor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on SCHEDULE B attached hereto. The name and address of each securities intermediary or commodity intermediary at which Grantor maintains any Securities Account or Commodity Account and the account number and account name is listed on SCHEDULE B attached hereto. Grantor agrees to notify the Secured Party from time to time within five (5) business days after opening any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

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            (F) None of the Investment Property of Grantor has been
transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

            (G) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on SCHEDULE C attached hereto. Grantor shall amend SCHEDULE C from time to time within twenty (20) business days after the filing of any application for a Patent, Trademark or Copyright or the issuance of any Patent or registration of any Trademark or Copyright to reflect any additions to or deletions from this list. Except as set forth on SCHEDULE C, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

      5. COVENANTS. The Grantor covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

            5.1. DISPOSITION OF COLLATERAL. Subject to the next sentence of this SECTION 5.1, Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory; (b) the granting of non-exclusive Licenses or exclusive Licenses if the grant of an exclusive License is approved by the Board of the Directors of the Grantor; and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor's business.

            5.2. CHANGE OF JURISDICTION OF ORGANIZATION, RELOCATION OF BUSINESS OR COLLATERAL. Grantor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to SECTION 5.1 immediately above) from such address(es) provided to the Secured Party pursuant to SECTION 4(D) above without thirty (30) days prior written notice to the Secured Party.

            5.3. LIMITATION ON LIENS ON COLLATERAL. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral and any other assets of Grantor of any kind (including real property) against and take such other action as is necessary to remove, any Lien on the Collateral or any other such property, except (a) Permitted Liens and (b) the Lien granted to the Secured Party under this Security Agreement. Grantor shall use its commercially reasonable efforts to further defend the right, title and interest of the Secured Party in and to any of Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all persons whomsoever.

            5.4. LIMITATIONS ON MODIFICATIONS OF ACCOUNTS, ETC. Upon the occurrence and during the continuance of any Event of Default, Grantor shall not, without the Secured Party's prior written consent which shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instrument

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or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Grantor's business.

            5.5. INSURANCE. Grantor shall maintain reasonable insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

            5.6. TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

            5.7. MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral. Grantor shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

            5.8. REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS. Grantor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Grantor's business, with the United States Copyright Office or Patent and Trademark Office or similar offices in overseas jurisdictions, as applicable, including, without limitation, in all such cases, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Grantor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office or similar offices in overseas jurisdictions, as applicable, those additional rights and interests developed or acquired by Grantor after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Grantor listed on SCHEDULE C hereto, prior to the sale nr licensing of any product containing such rights and interests.

            5.9. NOTIFICATION REGARDING CHANGES IN INTELLECTUAL PROPERTY. Grantor shall:

            (A) promptly advise the Secured Party of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License not specified on SCHEDULE C hereto and shall permit the Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights; and

            (B) promptly give Secured Party written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and the United States Copyright Office or similar offices in overseas

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jurisdictions, including the date of such filing and the registration or application numbers, if any.

            5.10. DEFENSE OF INTELLECTUAL PROPERTY. Grantor shall (a) use its commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (b) use its commercially reasonable efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise the Secured Party in writing of material infringements detected and (c) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of the Secured Party unless reasonable business practice would determine that any such abandonment is appropriate.

            5.11. FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the "Additional Documents") and take such further action as the Secured Party may
 --------------------
reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Secured Party in any Contract held by Grantor or in which Grantor has any right or interest not heretofore assigned; (b) executing, delivering and causing to be filed any financing or continuation statements (including "in lieu" continuation statements) under the UCC with respect to the security interests granted hereby; (c) filing or cooperating with the Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office or similar offices in overseas jurisdictions, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect the Secured Party's interest in Grantor's Collateral; (d) transferring Grantor's Collateral to the Secured Party's possession (only if a security interest in such Collateral can be perfected by possession); (e) at Secured Party's reasonable request, placing the interest of the Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership); (f) at Secured Party's reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Secured Party's security interest in, or claim in or under, any policy of insurance (including unearned premiums); and (g) at the Secured Party' reasonable request, using its commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Secured Party may at any time and from time to time file Additional Documents that describe the Collateral as all assets of Grantor or words of similar effect. To the maximum extent permitted by law, any Additional Documents may be signed by Secured Party on behalf of Grantor and may be filed at any time in any jurisdiction. Grantor also hereby authorizes Secured Party to file any such Additional Documents (including "in lieu" continuation statements) without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than twenty-five thousand dollars ($25,000), shall be duly endorsed in a manner reasonably satisfactory to the Secured Party and delivered to the Secured Party promptly and in any event within five (5) business days of Grantor's receipt thereof.

            5.12 SUBORDINATION. Issuer shall use commercially reasonable efforts to secure the agreement of all parties to the Prior Security Agreement to subordinate their security interest to Holder within 60 days of the date hereof.

      6. RIGHTS AND REMEDIES UPON DEFAULT. After any Event of Default shall have occurred and while such Event of Default is continuing:


            (A) The Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Note and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by a Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at Secured Party's offices or elsewhere at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent the Grantor has the right to do so, the Grantor authorizes Secured Party, on the terms set forth in this SECTION 6 to enter the premises where the Collateral is located during normal business hours, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Secured Party' request, to assemble its Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at Grantor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in SECTION 6(F) below and only after so paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, remit the surplus from the Secured Party's account, if any, to Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which the Secured Party is entitled from Grantor, such Grantor also being liable for the attorney costs of any attorneys employed by the Secured Party to collect such deficiency.

            (B) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when the Secured Party shall determine to exercise their right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the "ACT"), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this SECTION 6(B), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Secured Party may, in its discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this SECTION 6(B), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Party shall not be required to effect such registration or cause the same to be effected but may, in their discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

            (C) The Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to a Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

            (D) The Grantor also agrees to pay all fees, costs and expenses of the Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of their rights and remedies hereunder.

            (E) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (F) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Party in the following order of priorities:

            FIRST, to the Secured Party in an amount sufficient to pay in full the reasonable costs of the Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

            SECOND, to the Secured Party in an amount up to the then unpaid Secured Obligations; and

            FINALLY, upon payment in full of the Secured Obligations, to the Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

            (G) The costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys' fees), and distribution shall be borne by the Secured Party.

      9. INDEMNITY. The Grantor agrees to defend, indemnify and hold harmless the Secured Party and their officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a primary and direct result of transactions between Secured Party and any Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of such Secured Party's negligence, bad faith or willful misconduct.

      10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      11. MISCELLANEOUS.

            11.1. WAIVERS; MODIFICATIONS. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantor, the Secured Party and the "Guarantors" as such term is defined in the Note.

            11.2. TERMINATION OF THIS SECURITY AGREEMENT. Subject to SECTION 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

            11.3. SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Party hereunder.

            11.4. GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

            11.5. COUNTERPARTS. This Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.


                           [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its dilly authorized officer on the date first set forth above.


GRANTOR

MERRIMAN CURHAN FORD GROUP, INC.            Address for Notice:

                                            600 California Street, 9th Floor,
By: /s/ D. Jonathan Merriman                San Francisco, California 94108
   -------------------------                FACSIMILE: (415) 415-248-5690
    Name: D. Jonathan Merriman              ATTENTION: CHIEF FINANCIAL OFFICER
    Title: Chief Executive Officer







                  [Signature Page to the Security Agreement]

                                  Schedule A
                                  ----------

                            Location of Collateral

                                                 Schedule B
                                                 ----------

                                Deposit, Securities and Commodities Accounts




-----------------------------------------------------------------------------------------------------------
        NAME                     ADDRESS               ACCOUNT NUMBER              ACCOUNT NAME
        ----                     -------               --------------              ------------
-----------------------------------------------------------------------------------------------------------
        [Bank]
-----------------------------------------------------------------------------------------------------------
        [Bank]
-----------------------------------------------------------------------------------------------------------
        [Bank]
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                                                 Schedule C
                                                 ----------

                                           Intellectual Property

Patents
-------

-----------------------------------------------------------------------------------------------------------
 DOCKET         APPLICATION      U.S.         INVENTOR(S)       TITLE                      ISSUE DATE
 ------         -----------      ----         -----------       -----                      ----------
 NO.            DATE OR          PATENT NO.
 ---            -------          ----------

                FIRST
                -----
                CLAIMED
                -------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


Trademarks
----------

-----------------------------------------------------------------------------------------------------------
 TRADEMARK             FILING DATE           CASE NO.          REGISTRATION NO.     RENEWAL DATE
 ---------             -----------           --------          ----------------     ------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

Copyrights
----------



Licenses
--------


DOMAIN NAMES
------------

-----------------------------------------------------------------------------------------------------------
                                                 DOMAIN                        RENEWAL
                                                 ------                        -------
          WEBSITE                CURRENT          NAME                           DUE          CREATION
          -------                -------          ----                           ---          --------
                                  OWNER         REGISTRY         STATUS          DATE           DATE
                                  -----         --------         ------          ----           ----
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------